EXHIBIT 99.4

SolarMax Technology Awarded $158 Million EPC Contracts for 400 MWh Battery Storage Projects in Puerto Rico

RIVERSIDE, CA – January 5, 2026 (GLOBE NEWSWIRE) – SolarMax Technology, Inc. (Nasdaq SMXT) (“SolarMax” or the “Company”), an integrated solar energy company, today announced that its wholly owned subsidiary, SolarMax Renewable Energy Provider, Inc., has entered into two engineering, procurement and construction (EPC) agreements with Yabucoa BESS LLC and Naguabo BESS LLC for new utility-scale battery energy storage system (“BESS”) projects located in Humacao, Puerto Rico and Ceiba Municipality, Puerto Rico. The two EPC contracts are expected to generate total revenues of approximately $158.3 million.  In connection with the transactions, SolarMax is purchasing a 9% equity interest in each project entity.

Under the agreements, SolarMax will deliver full-scope EPC services—including design, engineering, procurement, installation, construction, testing, startup, and commissioning for a combined 400 megawatt-hours (MWh) of battery storage capacity.

“Securing projects of this size highlights SolarMax’s growing position in the utility-scale energy storage market,” said David Hsu, CEO of SolarMax. “We believe these new agreements will significantly strengthen our forward revenue visibility, adding a substantial multi-year revenue stream through 2027.”

The two BESS projects are designed to support grid stability and energy affordability in Puerto Rico by enabling the storage of renewable electricity for use during periods of peak demand. These installations are structured to contribute to the region’s broader clean energy strategy and play a critical role in maintaining grid reliability.

“Demand for large-scale energy storage solutions continues to grow,” Hsu added. “As we enter into contracts for projects of increasing size and complexity, we are strengthening our competitive position, driving operating leverage, and scaling SolarMax into a meaningful participant in a multi-billion-dollar market.  At the same time, our selective equity participation further aligns us with project success and reinforces our commitment to build durable, long-term shareholder value.”

About SolarMax Technology Inc.

SolarMax, based in California and founded in 2008, is a leader within the solar and renewable energy sector focused on making sustainable energy both accessible and affordable. SolarMax has established a strong presence in southern California. SolarMax is looking to generate growth with strategic initiatives that aim to scale commercial solar development services and LED lighting solutions in the US while expanding its residential solar operations. SolarMax’ website is www.solarmaxtech.com.

Any information contained on, or that can be accessed through SolarMax’ website or any other website or any social media is not a part of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company's strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company's actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements are subject to risk and uncertainties, including, but not limited to the ability of SolarMax to complete the projects on schedule and budget and to price its services on the contract at rates that will enable SolarMax to generate a profit from the agreements, including the effect of inflation and tariffs on SolarMax’ cost, which may impact its ability to generate a profit from the transactions, the effect on SolarMax’ residential business with the termination of the federal residential solar tax credit on December 31, 2025 and those described in “Cautionary Note on Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 31, 2025 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s report on Form 10-Q for the quarter ended September 30, 2025, which was filed with the SEC on November 14, 2025.  SolarMax undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Contact:

For more information, contact:

Stephen Brown, CFO

(951) 300-0711